                                                                 EXHIBIT 99.(h)1

                         STOCK TRANSFER AGENCY AGREEMENT


AGREEMENT, made as of _________________, between Sector Funds Trust, a Trust organized and existing under the laws of the state of Delaware (hereinafter referred to as "Customer"), and The Bank of New York, a New York trust company (hereinafter referred to as the "Bank").

                                   WITNESSETH:

That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         1. "Business Day" shall be deemed to be each day on which the Bank is open for business.

         2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

         3. "Officer" shall be deemed to be the Customer's Chief Executive Officer, President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Treasurer and any Assistant Secretary duly authorized by the Board of Directors of the Customer, or the designee of any such Officer, to execute any Certificate, unless otherwise specified in this Agreement, on behalf of the Customer and named in a Certificate, as such Certificate may be amended from time to time.

         4. "Shares" shall mean all or any part of each class of the shares of capital stock of the Customer which from time to time are authorized and/or issued by the Customer and identified in a Certificate of the Secretary of the Customer under corporate seal, as such Certificate may be amended from time to time, with respect to which the Bank is to act hereunder.

                                   ARTICLE II.
                               APPOINTMENT OF BANK

         1. The Customer hereby constitutes and appoints the Bank as its agent to perform the services described herein and as more particularly described in Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms hereinafter set forth.

         2.       In connection with such appointment, the Customer shall:

                  (a) Deliver to the Bank a Certificate signed by the Secretary of the Customer:

                           (i) certifying to and attaching a copy of the Certificate of Incorporation or other document evidencing he Customer's form of organization (the "Charter") and all amendments;

                           (ii) certifying to and attaching a copy of the By-Laws of the Customer;

                           (iii) certifying and attaching a copy of a resolution of the Board of Directors of the Customer appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

                           (iv) certifying the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized by the Board of Directors of the Customer to execute any Certificate on behalf of the Customer, as such Certificate may be amended from time to time;

                           (v) certifying to and attaching both (x) a resolution of the Board of Directors of the Customer approving of the form of specimen Share certificate and (y) the form of specimen Share certificate for each class of Shares; and

                           (vi)     covenanting to supply any new such
                                    Certificate and specimen Share certificate whenever there are any changes;

                  (b) An opinion of counsel for the Customer with respect to the validity of the authorized and outstanding Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e. if subject to registration, that they have been registered and that the registration statement has become effective or, if exempt, the specific grounds therefore); and

                  (c) A list of the name, address, social security or taxpayer identification number of each shareholder, number of Shares owned, certificate numbers, and whether any "stops" have been placed.

         3. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

                                  ARTICLE III.
                      AUTHORIZATION AND ISSUANCE OF SHARES

         1. The Customer shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

                  (a) A Certificate signed by the Secretary of the Customer certifying to and attaching a copy of the amendment to the Charter giving effect to such increase, decrease or change;

                  (b) An opinion of counsel for the Customer with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e. if subject to registration, that they have been registered and that the registration statement has become effective or, if exempt, the specific grounds therefore); and

                  (c) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Customer increasing the authority of the Bank.

         2. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the Bank:

                           (a) A Certificate signed by the Secretary of the Customer certifying to and attaching a copy of the resolutions adopted by the Board of Directors and/or the shareholders of the Customer authorizing such issuance of additional Shares of the Customer or such reduction, as the case may be;

                           (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Customer that no other order or consent is required; and

                           (c) An opinion of counsel for the Customer with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e. if subject to registration, that they have been registered and that the registration statement has become effective or, if exempt, the specific grounds therefore).

                                   ARTICLE IV.
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

         1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving;

                  (a)      A Certificate of the Secretary of the Customer:

                           (i)      authorizing the issuance of Share
                                    certificates in the new form;

                           (ii) certifying to and attaching any amendment to the Charter with respect to the change;

                           (iii) certifying to and attaching both (x) a resolution of the Board of Directors of the Customer approving the new form of specimen Share certificate and (y) the form of specimen Share certificate for each class of Shares.

                  (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form, and an opinion of counsel for the Customer that no other order or consent is required; and

                  (c) An opinion of counsel for the Customer with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e. if subject to registration, that they have been registered and that the registration statement has become effective or, if exempt, the specific grounds therefore).

         2. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates in the new form and, from time to time, will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by officers of the Customer authorized by law or the By-Laws to sign Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.